Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-147449 and 333-160302 of Vulcan Materials Company on Form S-8 of our report relating to the financial statements and supplemental schedule of the Vulcan Materials Company Thrift Plan for Salaried Employees dated June 27, 2013, appearing in this Annual Report on Form 11-K of Vulcan Materials Company Thrift Plan for Salaried Employees for the year ended December 31, 2012.

/s/DELOITTE & TOUCHE LLP

Birmingham, Alabama

June 27, 2013

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